                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                October 13, 1998
                        (Date of earliest event reported)


                        Capital One Financial Corporation
             (Exact name of registrant as specified in its charter)


        Delaware                      1-13300                    54-1719854
------------------------         ----------------           --------------------
 (State of incorporation         (Commission File             (IRS Employer
     or organization)                 Number)               Identification No.)



2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia                                                 22042
---------------------------------------                          --------------
(Address of principal executive offices)                            (Zip Code)


        Registrant's telephone number, including area code: (703) 205-1000

Item 5.  Other Events.


         (a)      See attached press release.


         (b)      Cautionary Factors

     The attached press release contains forward looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following: continued intense competition from numerous providers of products and services which compete with the Company's businesses; with respect to financial products, changes in the Company's aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances; an increase in credit losses (including increases due to a worsening of general economic conditions); difficulties or delays in the development, production, testing and marketing of new products or services; losses associated with new products or services; financial, legal, regulatory or other difficulties that may affect investment in, or the overall performance of, a product or business, including changes in existing laws to regulate further the credit card and consumer loan industry and the financial services industry, in general; the amount of, and rate of growth in, the Company's expenses (including salaries and associate benefits and marketing expenses) as the Company's business develops or changes or as it expands into new market areas; the availability of capital necessary to fund the Company's new businesses; the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally; the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; the ability of the Company and its suppliers to successfully address Year 2000 compliance issues; and other factors listed from time to time in the Company's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 1997 (Part I, Item 1, Cautionary Statements).



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        99.1.     Press Release of the Company dated October 13, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              CAPITAL ONE FINANCIAL CORPORATION

Dated:  October 13, 1998  By: /s/ James M. Zinn
                              ---------------------------------------------
                              James M. Zinn
                              Senior Vice President and Chief Financial Officer

                                  EXHIBIT INDEX





            99.1 Press Release of the Company dated October 13, 1998.

                                  Exhibit 99.1

                            [Capital One Letterhead]





EMBARGOED UNTIL 6:00 AM: Contact:Paul Paquin               Sam Wang
October 13, 1998                 V.P., Investor Relations  Dir., Media Relations
                                 703/205-1039              703/205-1180


                Capital One Reports Record Third Quarter Earnings

Falls Church, Va. (October 13, 1998) -- Capital One Financial Corporation (NYSE:
COF) today announced record third quarter 1998 earnings of $70.0 million, or $1.00 per share, versus earnings of $66.9 million, or $.96 per share, for the second quarter of 1998 and $49.3 million, or $.73 per share, for the comparable period in the prior year. Earnings per share amounts are reported on a diluted basis.

     "This is the strongest quarter in our history: record earnings, record growth in accounts and outstandings, record improvement in credit quality, and record investment in marketing to build our future," said Richard D. Fairbank, Capital One's Chairman and Chief Executive Officer. "We are on track for 40 percent earnings growth in 1998."

     Revenue, defined as managed net interest income and non-interest income, increased to $705 million in the third quarter of 1998 versus $653 million in the second quarter of 1998, and $549 million for the comparable period in the prior year. For the quarter, Capital One's managed consumer loan balances increased by a record $1.4 billion to $16.3 billion. The Company also added a record 1.3 million net new accounts, bringing total accounts to 14.9 million.

     The managed net interest margin was 10.15 percent in the third quarter of 1998, an increase from 9.84 percent in the second quarter of 1998, and 9.05 percent in the comparable period of the prior year. The higher margin from the previous quarter primarily reflects further growth in our customized lending products. Non-interest income increased to $265 million compared to $253 million in the second quarter of 1998, and $219 million over the comparable period in the prior year. This growth continues to reflect increased fees, including annual membership, interchange, overlimit and other fees.

     The managed delinquency rate (30+ days) decreased to 4.90 percent as of September 30, 1998, compared with 5.14 percent as of June 30, 1998. The managed net charge-off rate decreased to 5.03 percent for the third quarter of 1998 compared with 5.91 percent in the second quarter of 1998.

     "Our credit performance has been outstanding: flat or falling delinquency rates for six consecutive quarters," said Nigel W. Morris, Capital One's President and Chief Operating Officer. "Our successful Information-Based Strategy has led to innovative new products, expanding margins, and new opportunities. At the same time, we continue to maintain our long-time conservative approach to credit."

     Marketing investment increased in the third quarter of 1998 to a record $126 million versus $86 million in the second quarter of 1998, and $61 million in the comparable period of the prior year. Other non-interest expenses (excluding marketing and performance-based stock options) for the third quarter of 1998 were $251 million versus $222 million for the second quarter of 1998, and $157 million in the comparable period of the prior year. Operating expenses continue to reflect increased investment in staff levels associated with our growing account base and the impact of expansion into new markets and businesses.

     The allowance for loan losses was increased to $231 million or 4.08 percent of on-balance sheet receivables as of September 30, 1998, compared to 4.14 percent as of June 30, 1998. Capital ratios remained strong as of September 30, 1998 at 14.77 percent of reported assets and 6.60 percent of managed assets.

     Headquartered in Falls Church, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One's subsidiaries collectively had 14.9 million customers and $16.3 billion in managed loans outstanding as of September 30, 1998, and are among the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 500 Index.

                                                          # # #

[Note: This release and financial information are available on the Internet on Capital One's home page (address http://www.capitalone.com). Click on "Financial Information" to view/download the release and financial information.]

                     CAPITAL ONE FINANCIAL CORPORATION (COF)
                         FINANCIAL & STATISTICAL SUMMARY



                                                   98                98            98            97             97
(in millions, except per share data and as noted)  Q3                Q2            Q1            Q4             Q3
----------------------------------------------------------------------------------------------------------------------
Earnings (Managed Basis)
Net Interest Income                            $  440.8        $   399.5      $  416.7      $  361.6       $   330.7
Non-Interest Income                               264.6            253.2         220.7         230.4           218.5
                                          -----------------------------------------------------------------------------
Total Revenue                                     705.4            652.7         637.4         592.0   (1)     549.2
Provision for Loan Losses                         208.9            213.1         242.5         255.7           243.6
Marketing Expenses                                126.5             85.8          75.0          65.0            60.8
Operating Expenses                                257.0   (2)      246.0  (2)    213.9   (2)   177.4   (2)     165.2  (2)
                                          -----------------------------------------------------------------------------
Income Before Taxes                               112.9            107.8         106.0          93.9            79.6
Tax Rate                                           38.0%            38.0%         38.0%         38.0%           38.0%
Net Income                                     $   70.0        $    66.9      $   65.7      $   58.2       $    49.3
-----------------------------------------------------------------------------------------------------------------------
Common Share Statistics
Basic EPS                                      $   1.07        $    1.02      $   1.00      $   0.89       $    0.75
Diluted EPS                                    $   1.00        $    0.96      $   0.96      $   0.86       $    0.73
Dividends Per Share                            $   0.08        $    0.08      $   0.08      $   0.08       $    0.08
Book Value Per Share (period end)              $  17.83        $   16.31      $  15.08      $  13.66       $   12.84
Stock Price Per Share (period end)             $ 103.06        $  124.19      $  78.88      $  54.19       $   45.75
Total Market Capitalization (period end)       $6,758.0        $ 8,139.0      $5,163.7      $3,542.2       $ 3,001.0
Shares Outstanding (period end)                    65.6             65.5          65.5          65.4            65.6
Shares Used to Compute Basic EPS                   65.7             65.5          65.4          65.5            66.2
Shares Used to Compute Diluted EPS                 70.0             69.5          68.4          67.5            67.6
-----------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period avg.)
Average Loans                                  $ 15,746        $  14,417      $ 14,097      $ 13,824       $  12,918
Average Earning Assets                         $ 17,372        $  16,242      $ 16,020      $ 15,655       $  14,608
Average Assets                                 $ 18,597        $  17,296      $ 16,834      $ 16,367       $  15,618
Average Equity                                 $  1,149        $   1,037      $    950      $    892       $     841
Net Interest Margin                               10.15%            9.84%        10.40%         9.24%  (3)      9.05%
Return on Average Assets (ROA)                     1.51%            1.55%         1.56%         1.42%           1.26%
Return on Average Equity (ROE)                    24.36%           25.78%        27.66%        26.12%          23.47%
Net Charge-Off Rate                                5.03%            5.91%         6.04%         6.37%  (4)      6.66%
Net Charge-Offs                                $  198.1        $   213.0      $  212.7      $  255.6   (4) $   215.1
-------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period end)
Reported Loans                                 $  5,667        $   5,140      $  4,748      $  4,862       $   4,330
Securitized Loans                                10,671            9,829         9,254         9,369           9,143
                                          -----------------------------------------------------------------------
Total Loans                                    $ 16,338        $  14,969      $ 14,002      $ 14,231       $  13,473
Delinquency Rate (30+ days)                        4.90%            5.14%         5.75%         6.20%           6.36%
Number of Accounts (000's)                       14,907           13,588        12,674        11,747          10,664
Total Assets                                   $ 19,211        $  17,462      $ 16,464      $ 16,433       $  15,440
Capital, Including Preferred Interests         $1,267.0        $ 1,167.0      $1,085.2      $  990.9       $   939.7
Capital to Managed Assets Ratio                    6.60%            6.68%         6.59%         6.03%           6.09%
-------------------------------------------------------------------------------------------------------------------

(1) Net of a $73.3 million reduction to more conservatively report uncollectible finance charge and fee income receivables and the charge-off of credit card loans at 180 days past-due.
(2) Operating expenses include $6.5 million, $24.0 million, $32.4 million, $9.7 million and $8.6 million in compensation expense in Q398, Q298, Q198, Q497 and Q397, respectively, for performance-based stock options.
(3) The net interest margin, without the modifications in charge-off policy and finance charge and fee income recognition, was 10.13%.
(4) The net charge-off rate and net charge-offs, without the modification in charge-off policy, were 6.02% and $208.2 million, respectively.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in thousands)(unaudited)


                                                        September 30         June 30         September 30
                                                            1998               1998              1997
                                                       --------------    ---------------    --------------

Assets:
Cash and due from banks                                $       14,974     $        8,463     $      57,772
Federal funds sold and resale agreements                      365,000                              152,575
Interest-bearing deposits at other banks                       32,993             30,926            22,267
                                                        --------------    ---------------    --------------
    Cash and cash equivalents                                 412,967             39,389           232,614
Securities available for sale                               1,296,959          1,431,091         1,033,946
Consumer loans                                              5,666,998          5,140,340         4,329,799
    Less:  Allowance for loan losses                         (231,000)          (213,000)         (147,000)
                                                        --------------    ---------------    --------------
Net loans                                                   5,435,998          4,927,340         4,182,799
Premises and equipment, net                                   228,550            188,727           180,740
Interest receivable                                            49,934             45,866            35,539
Accounts receivable from securitizations                      921,602            836,274           539,925
Other                                                         234,766            182,751           106,208
                                                        --------------    ---------------    --------------
    Total assets                                       $    8,580,776     $    7,651,438     $   6,311,771
                                                        ==============    ===============    ==============


Liabilities:
Interest-bearing deposits                              $    1,598,335     $    1,287,402     $   1,050,014
Other borrowings                                            1,439,690            959,480           321,463
Senior notes                                                3,729,234          3,709,404         3,307,801
Deposit notes                                                                     99,996           299,996
Interest payable                                               80,373             83,167            65,798
Other                                                         466,160            345,037           327,036
                                                        --------------    ---------------    --------------
    Total liabilities                                       7,313,792          6,484,486         5,372,108

Guaranteed Preferred Beneficial Interests
  In Capital One Bank's Floating Rate Junior
  Subordinated Capital Income Securities:                      97,856             97,791            97,599

Stockholders' Equity:
Common stock                                                      666                666               666
Paid-in capital, net                                          599,536            561,518           504,139
Retained earnings and other comprehensive income              643,855            550,906           373,921
    Less:  Treasury stock, at cost                            (74,929)           (43,929)          (36,662)
                                                        --------------    ---------------    --------------
    Total stockholders' equity                              1,169,128          1,069,161           842,064
                                                        --------------    ---------------    --------------
    Total liabilities and stockholders' equity         $    8,580,776     $    7,651,438     $   6,311,771
                                                        ==============    ===============    ==============


CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)(unaudited)




                                                              Three Months Ended                          Nine Months Ended
                                                September 30        June 30       September 30     September 30     September 30
                                                    1998             1998             1997            1998              1997
                                          -----------------------------------------------------    ----------------------------

Interest Income:
Consumer loans, including fees                $      259,339     $    245,129     $    153,377     $   734,106     $   443,374
Federal funds sold and resale agreements                 957            2,140            3,753           8,175          12,030
Other                                                 22,813           24,169           21,840          70,308          59,030
                                          -----------------------------------------------------    ----------------------------
    Total interest income                            283,109          271,438          178,970         812,589         514,434

Interest Expense:
Deposits                                              15,805           13,635            9,052          43,578          28,124
Other borrowings                                      24,752           20,375            9,168          61,180          26,145
Senior and deposit notes                              65,498           67,704           63,596         196,231         191,555
                                          -----------------------------------------------------    ----------------------------
    Total interest expense                           106,055          101,714           81,816         300,989         245,824
                                          -----------------------------------------------------    ----------------------------
Net interest income                                  177,054          169,724           97,154         511,600         268,610
Provision for loan losses                             67,569           59,013           72,518         212,448         168,481
                                          -----------------------------------------------------    ----------------------------
Net interest income after provision for loan losses  109,485          110,711           24,636         299,152         100,129

Non-Interest Income:
Servicing and securitizations                        217,094          155,412          180,348         541,161         498,943
Service charges and other fees                       146,648          153,170           87,979         432,263         220,763
Interchange                                           23,213           20,371           12,606          58,383          33,326
                                          -------------------------------------------------------------------------------------
    Total non-interest income                        386,955          328,953          280,933       1,031,807         753,032

Non-Interest Expense:
Salaries and associate benefits                      116,107          113,428           73,214         337,488         213,137
Marketing                                            126,481           85,811           60,781         287,292         159,827
Communications and data processing                    38,415           34,840           25,935         102,618          72,045
Supplies and equipment                                27,416           32,368           21,721          82,399          58,200
Occupancy                                             11,115           11,090            8,198          32,849          23,387
Other                                                 63,993           54,299           36,154         161,600         115,009
                                          -----------------------------------------------------    ----------------------------
    Total non-interest expense                       383,527          331,836          226,003       1,004,246         641,605
                                          -----------------------------------------------------    ----------------------------
Income before income taxes                           112,913          107,828           79,566         326,713         211,556
Income taxes                                          42,907           40,975           30,236         124,151          80,392
                                          -----------------------------------------------------    ----------------------------

Net income                                    $       70,006     $     66,853     $     49,330     $   202,562     $   131,164
                                          =====================================================    ============================

Basic earnings per share                      $         1.07     $       1.02     $       0.75     $      3.09     $      1.98
                                          =====================================================    ============================
Diluted earnings per share                    $         1.00     $       0.96     $       0.73     $      2.92     $      1.94
                                          =====================================================    ============================

Dividends paid per share                      $         0.08     $       0.08     $       0.08     $      0.24     $      0.24
                                          =====================================================    ============================

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates (dollars in thousands)(unaudited)


Managed (1)                                     Quarter Ended 9/30/98                       Quarter Ended 6/30/98
                                         ----------------------------------------   -------------------------------------
                                              Average       Income/    Yield/           Average        Income/   Yield/
                                              Balance       Expense    Rate             Balance        Expense    Rate
                                              -------       -------   ------            -------        -------   ------
Earning assets:
  Consumer loans                          $   15,746,091  $   671,665      17.06%    $  14,416,722   $  607,247    16.85%
  Federal funds sold and resale agreements        69,293          957       5.52           151,275        2,140     5.66
  Other securities                             1,556,874       22,813       5.86         1,674,381       24,169     5.77
                                         ----------------------------------------  --------------------------------------
Total earning assets                      $   17,372,258  $   695,435      16.01%    $  16,242,378  $   633,556    15.60%
                                         =============================             =============================

Interest-bearing liabilities:
  Deposits                                $    1,368,833  $    15,805       4.62%    $   1,193,508  $    13,635     4.57%
  Other borrowings                             1,495,731       24,752       6.62         1,318,889       20,375     6.18
  Senior and deposit notes                     3,819,061       65,498       6.86         3,905,684       67,704     6.93
  Securitization liability                    10,090,262      148,620       5.89         9,190,007      132,337     5.76
                                         ----------------------------------------  --------------------------------------

Total interest-bearing liabilities        $   16,773,887  $   254,675       6.07%   $   15,608,088  $   234,051     6.00%
                                         =============================             =============================


                                                                      ===========                               =========
Net interest spread                                                         9.94%                                   9.60%
                                                                      ===========                               =========

Interest income to average earning assets                                  16.01%                                  15.60%
Interest expense to average earning assets                                  5.86                                    5.76
                                                                      -----------                               ---------

Net interest margin                                                        10.15%                                   9.84%
                                                                      ===========                               =========


(1) The information in this table reflects the adjustment to add back the effect of securitized loans.

Managed (1)

                                                       Quarter Ended 9/30/97
                                            --------------------------------------
                                                 Average        Income/   Yield/
                                                 Balance        Expense    Rate
                                                 -------        -------   -------
Earning assets:
  Consumer loans                           $   12,917,967  $   518,563      16.06%
  Federal funds sold and resale agreements        255,594        3,753       5.87
  Other securities                              1,434,536       21,840       6.09
                                             -------------------------------------
Total earning assets                       $   14,608,097  $   544,156      14.90%
                                             ============================

Interest-bearing liabilities:
  Deposits                                 $      851,916  $     9,052       4.25%
  Other borrowings                                594,519        9,168       6.17
  Senior and deposit notes                      3,686,416       63,596       6.90
  Securitization liability                      9,061,882      131,670       5.81
                                             -------------------------------------

Total interest-bearing liabilities         $   14,194,733  $   213,486       6.02%
                                             ============================


                                                                          =========
Net interest spread                                                          8.88%
                                                                          =========


Interest income to average earning assets                                   14.90%
Interest expense to average earning assets                                   5.85
                                                                          ---------

Net interest margin                                                          9.05%
                                                                          =========

(1) The information in this table reflects the adjustment to add back the effect of securitized loans.